Exhibit 10.2

Execution Copy

COGNITION THERAPEUTICS, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

March 20, 2014

TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

6.7.	Severability	22
6.8.	Aggregation of Stock	22
6.9.	Additional Investors	23
6.10.	Entire Agreement	23
6.11.	Delays or Omissions	23
6.12.	Acknowledgment	23
6.13.	Dispute Resolution	23
6.14.	WAIVER OF JURY TRIAL	23

SCHEDULE

Schedule A	Schedule of Investors

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COGNITION THERAPEUTICS, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of the 20th day of March, 2014, by and among Cognition Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of whom is referred to in this Agreement as an “Investor” and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 6.9.

RECITALS

The Company and certain of the Investors are parties to a Second Amended and Restated Investors’ Rights Agreement, dated as of December 5, 2011 (the “Rights Agreement”).

The Company and certain of the Investors are purchasing shares of the Company’s Series  B Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), pursuant to the Series B Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”).

In order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Company and the undersigned Investors, which include the holders of at least 60% of the Registrable Securities (as set forth in the Rights Agreement), hereby agree to enter into this Agreement in order to amend and restate the Rights Agreement in accordance with Section 6.6 of the Rights Agreement and to govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors upon conversion of the Company’s Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), Series A-1 Convertible Preferred Stock, par value $.001 per share (the “Series A-1 Preferred Stock”), Series A-2 Convertible Preferred Stock, par value $.001 per share (the “Series A-2 Preferred Stock”), and Series B Preferred Stock (together with the Series A Preferred Stock , Series A-1 Preferred Stock and Series A-2 Preferred Stock, the “Preferred Stock”), to receive certain information from the Company, and to participate in future equity offerings by the Company, and to govern certain other matters as set forth in this Agreement.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.             Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by any such Person, or any partner or retired partner of any Person that is a partnership, or any member or former member of any Person that is a limited liability company, or solely in the case of Ogden CAP Associates, LLC (“Ogden”): (a) with respect to which investment discretion is exercised by one or more general partners or managing members of, or shares the same management company with, Ogden; or (b) any employee of Ogden or Ogden’s Affiliate who holds (or will by virtue of an immediately succeeding transfer will hold) at least 100,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

“Common Stock” means shares of the Company’s common stock, par value $.001 per share.

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules  and regulations promulgated thereunder.

“Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-2” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“GAAP” means generally accepted accounting principles in the United States.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law, sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“IPO” means the Company’s first underwritten public offering of its Common Stock pursuant to a registration statement filed with the SEC under the Securities Act.

“Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds shares representing an investment of at least $100,000 in the Preferred Stock.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Director” means any director of the Company that the holders of record of the Preferred Stock are entitled to elect pursuant to the Certificate (as defined in Section 5.4).

“Registrable Securities” means (a) the Common Stock issuable or issued upon conversion of the Preferred Stock; (b) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (c) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (a) or (b) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(a).

“Right of First Refusal and Co-Sale Agreement” means the Third Amended and Restated Right of First Refusal and Co-Sale Agreement among the Company, the Investors and certain other stockholders of the Company, dated as of the date of the Initial Closing (as defined in the Purchase Agreement).

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel (as defined in Section 2.6) borne and paid by the Company as provided in Section 2.6.

“Stock Plan” means the Company’s Amended and Restated 2007 Equity Incentive Plan, as amended from time to time.

“Voting Agreement” means the Third Amended and Restated Voting Agreement among the Company, the Investors and certain other stockholders of the Company, dated as of the date of the Initial Closing.

2.              Registration Rights. The Company covenants and agrees as follows:

2.1.           Demand Registration.

(a)         If at any time after the earlier of (i) five years after the date of this Agreement and (ii) 180 days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least 20% of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement covering the registration of at least 20% of the Registrable Securities then outstanding (or a proportionately lower percentage if the anticipated aggregate offering price, net of Selling Expenses, would exceed $5,000,000), then the Company shall (A) within 10 days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (B) as soon as practicable, and in any event within 60 days after the date such request is given by the

Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c), 2.1(d), 2.l(f) and 2.3.

(b)         If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least 10% of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to the Registrable Securities then outstanding of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1,000,000, then the Company shall (i) within 10 days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.l(c), 2.l(e), 2.l(f) and 2.3.

(c)         Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (1) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (2) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (3) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more. than 180 days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any 12-month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such 180-day period other than an Excluded Registration.

(d)         The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a): (i) during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made in accordance with Section 2.l(b).

(e)         The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b): (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1 (b) within the 12-month period immediately preceding the date of such request.

(f)          A registration shall not be counted as “effected” for purposes of Sections 2.l(d) and 2. l(e) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of Sections 2.1(d) and 2.1(e). Solely for purposes of Sections 2.1(d) and 2.1(e), a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than 100% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.2.          Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3.          Underwriting Requirements.

(a)         If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriters will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders (based on the relative number of Registrable Securities owned by the Initiating Holders that are included in such registration). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)            In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(c)            For purposes of the provision in Section 2.3(a) or 2.3(b)  concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence. Notwithstanding the foregoing (including, without limitation, Sections 2.3(a) and (b)), the number of Registrable Securities included in such registration and underwriting shall not be reduced below 30% of the securities included in such registration unless such offering is the IPO, in which case the selling stockholders may be excluded entirely if the underwriters make the determination described above and no securities other than those of the Company are included in such registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2.3 shall be included in such registration statement.

(d)            Without limiting the generality of the foregoing, in the event that the underwriters in any offering under Section 2.1 or 2.2 request approval of a modification of the provisions set forth in Section 2.1, 2.2 or 2.3 from the Investors, the Investors’ approval of such modification shall not be unreasonably withheld.

2.4.            Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)            prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of at least 60% of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)            prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)            furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)            use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering;

(f)            use commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)            provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)            promptly make available for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, subject to reasonable confidentiality obligations, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)            notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)            after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5.            Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6.            Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of at least 60% of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of at least 60% of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.l(a) or 2.l(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.l(a) or 2.l(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7.            Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8.            Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)            To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)            To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d)  exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)            Promptly after receipt by an indemnified party under this Section  2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)            To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no Holder will be required to contribute any amount in excess of the public offering price of all such

Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses) paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)            Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9.            Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)            make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)            use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)            furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10.            Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 60% of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would give such holder or prospective holder any registration rights; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 6.9.

2.11.            “Market Standoff” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, Form S-2, or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed (a) 180 days in the case of the IPO, which period may be extended upon the request of the managing underwriter, to the extent required by any NASD rules, for an additional period of up to 15 days if the Company issues or proposes to issue an earnings or other public release within 15 days of the expiration of the 180-day lockup period, or (b) 90 days in the case of any registration other than the IPO, which period may be extended upon the request of the managing underwriter, to the extent required by any NASD rules, for an additional period of up to 15 days if the Company issues or proposes to issue an earnings or other public release within 15 days of the expiration of the 90-day lockup period), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, whether such shares or any such securities are then owned by the Holder or are thereafter acquired, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors and all stockholders individually owning more than one percent of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12.            Restrictions on Transfer. The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(a)            Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section  2.12(b)) be stamped or otherwise imprinted with a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANYAND THE STOCKHOLDER, AS MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(b)            The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (A) in any transaction in compliance with SEC Rule 144 or (B) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration;

provided that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(a), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13.            Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:

(a)            the closing of a Deemed Liquidation Event, as such term is defined in the Certificate; and

(b)            as to particular Registrable Securities owned by such Holder, when such Registrable Securities could be sold without restriction under SEC Rule 144(k); and

(c)            the four-year anniversary of the IPO.

3.            Information Rights.

3.1.            Delivery of Financial Statements.

(a)            The Company shall deliver to each Major Investor, in a format specified by Golden Seeds LLC, or any successor entity thereto:

(i)            as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, (A) a balance sheet as of the end of such year, (B)  statements of income and of cash flows for such year, and a comparison between (1) the actual amounts as of and for such fiscal year and (2) the comparable amounts for the prior year and as included in the Budget (as defined in Section 3.1(v)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (C) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company, copies of which shall also be provided to ClearMomentum, Inc. (“ClearMomentum”) or any successor thereof, as specified by Golden Seeds LLC and subject to Section 3.4;

(ii)            as soon as practicable, but in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, (A) unaudited statements of income and of cash flows for such fiscal quarter, and a comparison between (1) the actual amounts as of and for such fiscal quarter and (2) the comparable amounts for such fiscal quarter as included in the Budget for the applicable fiscal year and (B) an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP), copies of which shall also be provided to ClearMomentum or any successor thereof, as specified by Golden Seeds LLC or any successor entity thereto and subject to Section 3.4;

(iii)            such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as determined by the Board of Directors;

(iv)            as soon as practicable, but in any event within 45 days of the end of each month, (A) an unaudited income statement and statement of cash flows for such month, and a comparison between (1) the actual amounts as of and for such month and (2) the comparable amounts for such month as included in the Budget for the applicable fiscal year and (B) an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(v)            as soon as practicable, but in any event 30 days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), which shall include, without limitation, forecasts of the Company’s revenues, expenses and cash position on a month-to-month basis, balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(vi)            as soon as practicable, but in any event within 45 days of the end of each month, and upon the final closing under the Purchase Agreement and upon each closing of future financings by the Company, the Company’s capitalization table in a format specified by Golden Seeds LLC or any successor entity thereto, a copy of which shall also be provided to ClearMomentum or any successor thereof, as specified by Golden Seeds LLC or any successor entity thereto and subject to Section 3.4.

(b)            If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

(c)            Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date 60 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules  applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2.            Inspection. The Company shall permit each Major Investor (provided that such Major Investor is not a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and

discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor upon reasonable advance notice.

3.3.            Termination of Information Rights. The covenants set forth in Sections 3.1 and 3.2 shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (c) upon a Deemed Liquidation Event, as such term is defined in the Certificate, whichever event occurs first.

3.4.            Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, if such professionals agree to be bound by the provisions of this Section 3.4; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. For the avoidance of doubt, each Investor shall be responsible for any breach of this Section 3.4 by any other Person to which it is permitted to disclose any Confidential Information pursuant to this Section 3.4.

4.            Rights to Future Stock Issuances.

4.1.            Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor.

(a)            The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)            By notification to the Company within 20 days after the Offer . Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Investor bears to the total Common Stock of the Company then issued and outstanding (assuming full conversion and/or exercise, as applicable, of all the Preferred Stock and other Derivative Securities, and the full issuance of all shares reserved for issuance under the Stock Plan). At the expiration of such 20-day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the 10-day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section  4.1(b) shall occur within the later of 90 days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c)            If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the 90-day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.

(d)            The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate); (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of shares of the Series B Preferred Stock to Additional Purchasers pursuant to Section 1.2 of the Purchase Agreement.

4.2.            Termination; Waiver.

(a)            The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d)  of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate, whichever event occurs first and, as to each Investor, in accordance with Section 4.1(e).

(b)            Except with respect to Pittsburgh Life Sciences Greenhouse and Innovations Works, Inc., the covenants set forth in Section 4.1 shall terminate and be of no further force or effect with respect to any Investor who is not a Fully Exercising Investor and

such non-Fully Exercising Investor shall never again be afforded such pre-emptive rights with respect to any New Securities. The provisions of Section 4.1 shall not terminate with respect to Pittsburgh Life Sciences Greenhouse and Innovations Works, Inc. notwithstanding any failure of Pittsburgh Life Sciences Greenhouse or Innovations Works, Inc., as applicable, to be a Fully Exercising Investor.

(c)            The right of first offer set forth in Section 4.1 may be waived as to all Investors upon the written agreement of the holders of at least 60% of the Preferred Stock held by all Investors.

5.            Additional Covenants.

5.1.            Employee Stock. Unless otherwise approved by either (x) the Board of Directors, including both Preferred Directors or (y) the Compensation Committee provided that a Preferred Director is a member thereof, stock options under the Stock Plan to purchase shares of the Company’s capital stock granted to employees and consultants of the Company after the date hereof shall vest as provided in this Section 5.1. In the case of employees and consultants who join the Company after December 17, 2010, such stock options shall vest over a four-year period, with the first 12.5% of the shares underlying such stock options vesting following six months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following 42 months. In the case of employees and consultants of the Company employed or engaged by the Company as of December 17, 2010, such stock options shall vest over a four-year period, with the shares underlying such stock options vesting in equal monthly installments beginning on the first day of the month following the grant date. Upon issuance of any shares under the Stock Plan, the Company will require the holders to enter into the Voting Agreement and the Right of First Refusal and Co-Sale Agreement. In addition, unless otherwise approved by the Board of Directors, including both Preferred Directors, the Company shall have the right to repurchase vested shares at cost upon termination of employment of a holder of restricted stock. Without limiting the generality of the foregoing, upon a Deemed Liquidation Event, as such term is defined in the Certificate, all options to purchase capital stock of the Company held by employees and Key Holders (as defined in the Voting Agreement) will vest as specified by the Board of Directors of the Company (or as may be approved by the stockholders of the Company to the extent such approval is required), which may approve the acceleration of the vesting of such options under the respective option agreements between the Company and the Key Employees; provided that such accelerated vesting does not give rise to adverse tax consequences for the Company, including, without limitation, the lack of deductibility of compensation payments.

5.2.            Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause the shares of the Preferred Stock issued pursuant to the Purchase Agreement, the Series A-1 Preferred Stock Purchase Agreement dated as of December 17, 2010 among the Company and each of the investors listed on Schedule A thereto and the Series A-2 Preferred Stock Purchase Agreement dated as of December 5, 2011 among the Company and each of the investors listed on Schedule A thereto, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board of Directors of the

Company determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within twenty (20) business days after any Investor’s written request therefor, the Company shall, at its option, either (a) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code, or (b) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

5.3.            Board Matters; Director Compensation. Until otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least monthly alternating between in-person meetings and conference calls. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

5.4.            Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s By-Laws, its Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate”), or elsewhere, as the case may be. Additionally, the Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement to expressly assume the Company’s obligations with respect to indemnification of members of the Board of Directors.

5.5.            Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.4, shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (c) upon a Deemed Liquidation Event, as such term is defined in the Certificate, whichever event occurs first.

6.            Miscellaneous.

6.1.            Successors and Assigns; Assignment of Rights. The rights under this Agreement may be assigned (but only with all related obligations) by any of the Investors to any of their respective Affiliates or any transferee who holds (or will by virtue of an immediately succeeding transfer will hold) at least 10% of any series of the then outstanding shares of the Preferred Stock; provided, however, that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (b) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Golden Seeds LLC (and any successor-in-interest thereof whether by consolidation, merger or otherwise) is an intended third party beneficiary of this Agreement and the parties acknowledge and agree that Golden Seeds LLC (and any successor-in-interest), as an intended third party beneficiary, has an independent and right to enforce the terms of this Agreement.

6.2.            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.3.            Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or electronic transmission of a scanned copy of a signed counterpart signature page hereto shall be deemed to be an originally executed copy for purposes of this Agreement.

6.4.            Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5.            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by confirmed electronic mail or facsimile transmission during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications to be sent to the Investors shall be sent at their addresses as set forth on Schedule A hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.5. All communications to be sent to the Company shall be sent to the address set forth below in this Section 6.5, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.5:

Cognition Therapeutics, Inc.

2403 Sidney Street, Suite 261

Pittsburgh, PA 15203

Attention: Chief Executive Officer and President

Facsimile: (412) 481-2216

With a copy to:

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103-4196

Attention: Kathleen M. Shay

Facsimile: 215-689-4382

6.6.            Amendments and Waivers. Except as set forth in Section 4.2(c), any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least 60% of the Registrable Securities then outstanding; and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that, subject to Section 4.2(c), a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add or modify information regarding Investors without the consent of the other parties hereto.

6.7.            Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8.            Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9.            Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Series B Preferred Stock after the date hereof, any purchaser of such shares of the Series B Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10.            Entire Agreement. This Agreement amends and restates the Rights Agreement. This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11.            Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12.            Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

6.13.            Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c)  hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.14.            WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR

ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[SIGNATURE PAGE FOLLOWS]

SCHEDULE A

INVESTORS

Name and Address

Dean K. & Margo L. Allen Family Trust

25412 Nellie Gail Road

Laguna Hills, CA 92653-6307

Attn: Dean K. Allen, Trustee

Angel Capital Entrepreneur Fund 1, LLC

1430 Glencoe Drive

Arcadia, CA 91006

Audrey’s Kitchen L.P.

371 Pearce Mill Road

Wexford, PA 15090

Attn: Alicia McGinnis

Breedlove Family Limited 220 7th Avenue

Beaver Falls, PA 15010

Attn: Mark H. Breedlove

Howell A. Breedlove

2015 Blairmont Drive

Pittsburgh, PA 15241

CogRX-A, LLC

2119 S. Villa Drive

Gibsonia, PA 15044

Attn: Alan M. Breedlove

The Connors Family Trust

6085 Greenbrier Drive

Huntington Beach, CA 92648

Daniel H. Cosgriff Trust

1900 Preston Road

Box 267-304 Plano, TX 75093

Downing Family Trust

Dated October 27, 1993

4899 County Road 222

Durango, CO 81303

Attn: Michael R. Downing, Ph.D.

Name and Address

Golden Seeds Advisors Fund LP

750 Lexington Avenue, 6th Floor

New York, NY 10022

Attn: Lauren Kane

Golden Seeds Cognition Therapeutics LLC

750 Lexington Avenue, 6th Floor

New York, NY 10022

Attn: Lauren Kane

Golden Seeds Advisors Fund 2 LP

750 Lexington Avenue, 6th Floor

New York, NY 10022

Attn: Lauren Kane

Golden Seeds Fund LP

750 Lexington Avenue, 6th Floor

New York, NY 10022

Attn: Lauren Kane

Golden Seeds Fund 2 LP

750 Lexington Avenue, 6th Floor

New York, NY 10022

Attn: Lauren Kane

Franz F. Hefti, Ph.D.

121 Boulderwood Drive

Bernardsville, NJ 07924

Innovation Works, Inc.

Suite 250

2000 Technology Drive

Pittsburgh, PA 15219

Attn: Deborah Walker

Johnson Family Trust

646 Vista Lane

Laguna Beach, CA 92651

Attn: Seth R. Johnson, Trustee

Name and Address

R & B Kleiest Living Trust

Robert A. Kleist, Trustee

7 Cherbourg

Newport Beach, CA 92660

M5Invest Partners

764 Mt. Moro Road

Villanova, PA 19085

Attn: Howard Morgan

John M. Murphy

34022 Capistrano By The Sea

Dana Point, CA 92629-2937

Michael J. Napoli, Jr.

928 N. Croft Avenue #102

Los Angeles, CA 90069

Ogden CAP Associates, LLC

390 Park Avenue

New York, NY 10022

Attn: Robert Gailus

Pittsburgh Life Sciences Greenhouse

2425 Sidney Street

Pittsburgh, PA 15203

Molly B. Schmid

650 W. 9th Street

Claremont, CA 91711

Setzer Family Trust U/D/T 02-02-98

1483 Northridge Drive

Prescott, AZ 86301

Attn: Edwin P. Setzer, Trustee

Sudek Family Trust

25 Coronado Pointe

Laguna Niguel, CA 92677

Attn: Richard Sudek, Trustee

Name and Address

TMC Investment Company, Inc.

TMC Investment Company, Inc.

c/o Stonewood Capital Management, Inc.

Three Gateway Center, 13 East

Pittsburgh, PA 15222

Attn: John H. Tippins

Eli Glezer

13 746 Durango Drive

Del Mar, CA 92014

PLSG Accelerator Fund, LLC

2425 Sidney Street

Pittsburgh, PA 15203

Paul M. Work

501 Marigold Ave.

Corona Del Mar, CA 92625-2408

David Schick

4126 Parva Ave.

Los Angeles, CA 90027

The Eastlack Family Living Trust

c/o Robert Eastlack, Trustee

5265 Amber View Pt.

San Diego, CA 92130

Richard and Anne Hallock Family Trust Dated

June 19, 1995

11500 San Vicente Blvd, #406

Los Angeles, CA 90049

Michael and Ella Doka Family Trust Dated

July 2nd, 1997

7 Endicott

Coto De Caza, CA 92679

Richard S. Falk, Jr.

6921 Neptune Place

La Jolla, CA 92037

Name and Address

Gary Kostow

14820 Caminito Lorren

Del Mar, CA 92014

Frank and Rona Singer Family Trust

3552 Venture Drive

Huntington Beach, CA 92649

John Previs

2570 Windgate Road

Bethel Park, Pa 15102-2731

Susan Uchitelle And Benjamin Uchitelle, As

Joint Tenants With Right Of Survivorship

41 Crestwood Dr.

Clayton, MO 63105

Scott And Christina Worley, JTE

171 El Pueblo Way

Palm Beach, FL 33480

Donald R. Rady Trust dated November 26,

1992, Donald R. Rady, Trustor and Trustee

1919 Grand Ave., Suite 2f

San Diego CA 92109

Francis L. Sterling Trust dated 9/11/1997 as

Amended

65 Easton Lane

Moreland Hills, OH 44022

Deutsch Family Investment Partnership

2 Bridle Court

Oyster Bay Cove, New York 11771

Delta G. Corporation

22 Wedgewood Lane

Pittsburgh PA 15215

Kramer-Fabre Living Trust

2880 Torito Rd.

Santa Barbara, CA 93108

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

By:
Name:
Title:

INVESTOR:

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]